Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silverleaf Resorts, Inc
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83771 and 333-118474) of Silverleaf Resorts, Inc. of our reports dated March 3, 2006, relating to the consolidated financial statements, which appears in this Form 10-K.

BDO Seidman, LLP
Dallas, Texas
March 20, 2006

F-28